Exhibit 11.1

                      AMERICAN MOBILE SATELLITE CORPORATION
                     ---------------------------------------
                    COMPUTATIONS OF EARNING PER COMMON SHARE
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                    (in thousands, except per share amounts)
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


                                                                    Three Months                   Nine Months Ended
                                                                Ended September 30,                  September 30,

                                                             1997              1996              1997             1996
                                                             ----              ----              ----             ----

PRIMARY CALCULATION
-------------------

Net Loss                                                   ($26,264)         ($30,002)       ($80,187)       ($103,388)
                                                           =========         =========       =========       ==========

Net Loss per common share                                   ($1.04)           ($1.20)         ($3.19)          ($4.13)
                                                             =======           =======         =======          =======

Weighted-average common shares outstanding                   25,145             25,065         25,125           25,024
                                                             =======            ======         =======          ======

FULLY DILUTED CALCULATION
-----------------------------------------------

Net Loss  (1)                                              ($26,264)          ($30,002)      ($80,187)        ($97,994)
                                                           =========          =========      =========        =========

Net Loss per common share                                    ($1.04)            ($1.19)        ($3.18)          ($3.88)
                                                             =======            =======        =======          =======

Weighted-average common shares outstanding  (2)              25,213             25,200         25,189           25,229
                                                             =======            =======        =======          ======




                                                                 Three Months Ended                Nine Months Ended
                                                                   September 30,                     September 30,

(1)  Calculated as follows:                                         1997              1996            1997             1996
                                                                    ----              ----            ----             ----

Primary net loss                                                ($26,264)         ($30,002)        ($80,187)       ($103,388)
Amortization of debt discount                                        ---               ---              ---            2,253
Interest on convertible debt                                         ---               ---              ---            3,141
                                                                ---------         ---------       ----------       ----------
                                                                ($26,264)         ($30,002)        ($80,187)        ($97,994)
                                                                =========         =========       ==========       ==========

(2)  Calculated as follows:
      Historical weighted average number of shares                25,145            25,065           25,125           25,024
      Assumed exercise of stock options                                6                35                2              105
      Assumed exercise of stock purchase warrants                     62               100               62              100
                                                                 -------           -------          -------           ------
                                                                  25,213            25,200           25,189           25,229
                                                                 =======           =======          =======           ======

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